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                                                  NEWS RELEASE
                                                  OTCBB:  PRNW

FOR IMMEDIATE RELEASE

PROCERA NETWORKS, INC. ANNOUNCES CONFERENCE CALL ON THURSDAY, MAY 6, 2004 TO DISCUSS RECENT DEVELOPMENTS

Campbell, CA, May 4, 2004 - PROCERA NETWORKS, INC. of Campbell, CA, (OTCBB:
PRNW-News) a leading provider of intelligent network content management products and services today announced a conference call and online PowerPoint presentation to discuss recent developments and strategic directions in its business.

Procera invites the public to listen to its teleconference and view the PowerPoint presentation at the location listed below:
     Date:         May 6, 2004
     Time:         4:15 p.m. EDT, 1:15 p.m. PDT
     Duration:     20 Minutes approximately
     Location:
http://www.genesyseventservice.com:80/Attendees/default.asp?rid=457955


Please register at the site prior to the event to participate during the live broadcast. Replays will be made available after the event until July 31, 2004. They will be accessible through the Company's website at www.proceranetworks.com.
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ABOUT PROCERA NETWORKS, INC.
Procera Networks, Inc. is a hardware and software development company. Procera has successfully developed a hardware-based, scalable, intelligent security and content management platform which offers wire-speed performance. This platform allows user-defined policies to define content filtering, traffic prioritizing
(QoS), rate limiting, monitoring, and data mirroring capabilities for network traffic. Procera's markets include small/medium size businesses, enterprises and Internet service providers. Procera's products are sold through integrators, distributors and OEMs. More information on Procera Networks, Inc. can be found on the World Wide Web at http://www.proceranetworks.com.
                                      ------------------------------

FORWARD-LOOKING STATEMENTS
This press release includes certain "Forward-Looking Statements" within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. All statements regarding potential results and future plans and objectives of the Company, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in our documents filed from time to time with the United States Securities and Exchange Commission and other regulatory authorities.


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Contact Information:

Liviakis Financial Communications Inc.
John Liviakis (Investors) 415/389-4670
or
Procera Networks Inc.
Patrick Wong, 408-874-4414
E-mail: pwong@proceranetworks.com
        -------------------------
Doug Glader, 408/874-4675
E-mail: dglader@proceranetworks.com
        ---------------------------


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